UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2011

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-0891589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota		55441
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 918-8270

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

A Special Meeting of Stockholders of The Mosaic Company (the “Company”) was held on May 11, 2011. The Company’s stockholders voted to adopt the Merger and Distribution Agreement (“Merger and Distribution Agreement”), dated as of January 18, 2011 (as it may be amended from time to time), by and among the Company, Cargill, Incorporated (“Cargill”), GNS II (U.S.) Corp., GNS Merger Sub LLC, and, for the limited purposes set forth therein, the Margaret A. Cargill Foundation, established under the Acorn Trust, dated January 30, 1995, as amended, the Acorn Trust dated January 30, 1995, as amended, the Lilac Trust, dated August 20, 1996, as amended and the Anne Ray Charitable Trust, dated August 20, 1996, as amended.

The votes cast with respect to the proposal to adopt the Merger and Distribution Agreement:

	For	Against	Abstained
Holders of outstanding shares of Common Stock entitled to vote on such proposal, including shares held by Cargill and its subsidiaries	379,609,379	1,130,400	591,433

Holders of outstanding shares of Common Stock entitled to vote on such proposal, other than shares held by Cargill or its subsidiaries	93,849,607	1,130,400	591,433

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: May 12, 2011	By:	/s/ Richard L. Mack
	Name: Title:	Richard L. Mack Executive Vice President, General Counsel and Corporate Secretary